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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement


/ /  Definitive additional materials


/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                            WAXMAN INDUSTRIES, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                            WAXMAN INDUSTRIES, INC.

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:
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

                                  INSERT LOGO

                               24460 Aurora Road
                          Bedford Heights, Ohio 44146
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 1, 1994

                               ------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Waxman Industries, Inc. (the "Company") will be held at the offices of the Company, 24460 Aurora Road, Bedford Heights, Ohio on December 1, 1994 at 11:00 a.m. to consider and act on the following matters:

          1. The election of five directors of the Company to serve until the 1995 Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. The approval of the Waxman Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors.

          3. The approval of an amendment to the Waxman Industries, Inc. 1992 Incentive and Non-Qualified Stock Option Plan increasing the number of shares of the Company's Common Stock subject to the Plan from 1,100,000 shares to 1,500,000 shares and limiting the aggregate number of shares that may be subject to options awarded to any one participant pursuant to the Plan to 750,000 shares;

          4. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

          5. Such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on October 27, 1994 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of Common Stock of the Company at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A copy of the Company's Annual Report and Form 10-K for the fiscal year ended June 30, 1994, is enclosed herewith.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                            By Order of the Board of Directors

November 1, 1994                            KENNETH ROBINS, Secretary

                                  INSERT LOGO

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 1, 1994

                               ------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waxman Industries, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 11:00 a.m., Cleveland time, on Thursday, December 1, 1994, at the offices of the Company. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the five nominees for directors, (ii) the proposal to approve the Waxman Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors, (iii) the proposal to amend the Waxman Industries, Inc. 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan Amendment") and (iv) the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is November 1, 1994.

     Stockholders of record at the close of business on October 27, 1994 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, there were outstanding 9,491,457 shares of common stock, $.01 par value, of the Company ("Common Stock"), and 2,200,705 shares of Class B common stock, $.01 par value, of the Company ("Class B Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, and each share of Class B Common Stock is entitled to ten votes on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the vote. The Company currently has no class of voting securities outstanding other than Common Stock and Class B Common Stock.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing, delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

CAPITAL STOCK

     The following table sets forth, as of September 30, 1994 (except as noted in footnote 4 below), the number of shares of Common Stock beneficially owned by each director, by the directors and executive officers of the Company as a group and by each holder of at least five percent of Common Stock known to the Company, and the respective percentage ownership of the outstanding Common Stock and Class B Common Stock and voting power held by each such holder and group. The mailing address for Messrs. Melvin and Armond Waxman is the executive office of the Company.

                                      NUMBER OF SHARES               PERCENTAGE
                                     BENEFICIALLY OWNED               OWNERSHIP
                                  -------------------------     ---------------------      PERCENTAGE
                                                  CLASS B                    CLASS B      OF AGGREGATE
           NAME OF                  COMMON         COMMON        COMMON       COMMON         VOTING
       BENEFICIAL OWNER             STOCK          STOCK         STOCK        STOCK          POWER
- - - - - ------------------------------    ----------     ----------     --------     --------     ------------
Melvin Waxman(1)..............       832,282      1,011,932        8.8%       45.6%           34.5%
Armond Waxman(2)..............       765,107        826,082        8.1         37.2           28.5
Samuel J. Krasney(3)..........         6,750          6,750          *            *              *
Judy Robins...................        66,750         78,750          *          3.5            2.7
Directors and officers as a
  group (9 individuals).......     1,725,714      1,978,766       18.2         89.1           67.9
Weiss, Peck & Greer(4)........     1,182,500             --       12.5           --            3.7
  One New York Plaza
  New York, NY 10004

- - - - - ---------------

  * less than 1%

(1) Includes 100 shares of Common Stock owned by a member of Mr. Melvin Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial interest.

(2) Includes 55,825 shares of Common Stock and 55,800 shares of the Class B Common Stock owned by members of Mr. Armond Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial interest.

(3) Includes 4,500 shares of Common Stock and 4,500 shares of the Class B Common Stock owned by Mr. Krasney's wife, as to which shares Mr. Krasney disclaims beneficial interest.

(4) The information set forth in the table with respect to Weiss, Peck & Greer was obtained from Amendment No. 2 to a Statement on Schedule 13G, dated February 11, 1994, filed with the Securities and Exchange Commission. Such statement reflects Weiss, Peck & Greer's beneficial ownership as of December 31, 1993.

     The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, it believes that during the fiscal year ended June 30, 1994, all such filing requirements were complied with, except that Laurence Waxman, a Senior Vice President of the Company, filed a Form 4 with respect to a gift and disposition of shares in December 1993 subsequent to the due date for such form.

                                       I.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company has previously been fixed at five by the stockholders of the Company, and management recommends that five directors be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the five nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why any nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees. All of the nominees are currently directors of the Company. Armond and Melvin Waxman are brothers and Judy Robins is their sister.

        NAME, AGE AND OTHER
    POSITIONS WITH THE COMPANY                          BUSINESS EXPERIENCE
    --------------------------                          -------------------
Melvin Waxman, 60                     Mr. Melvin Waxman was elected Co-Chief Executive Officer
  Chairman of the Board and           of the Company in May 1988. Mr. Waxman has been a Chief
  Co-Chief Executive Officer          Executive Officer of the Company for over 20 years and
                                      has been a director of the Company since 1962. Mr.
                                      Waxman has been Chairman of the Board of the Company
                                      since August 1976.
Armond Waxman, 55                     Mr. Armond Waxman was elected Co-Chief Executive Officer
  President, Treasurer and Co-Chief   of the Company in May 1988. Mr. Waxman has been the
  Executive Officer                   President and Treasurer of the Company since August
                                      1976. Mr. Waxman has been a director of the Company
                                      since 1962 and was Chief Operating Officer of the
                                      Company from August 1976 to May 1988.
Samuel J. Krasney, 69                 Mr. Krasney has been a director of the Company since
                                      1977. In September 1993, Mr. Krasney retired from his
                                      position of Chairman of the Board, President and Chief
                                      Executive Officer of Banner Aerospace, Inc., a
                                      distributor of parts in the aviation aftermarket, a
                                      position he had held since June 1990. In September 1993,
                                      Mr. Krasney also retired from The Fairchild Corporation
                                      (formerly Banner Industries, Inc.) where he had been
                                      Vice Chairman of the Board since 1985. Fairchild is a
                                      manufacturer and distributor of fasteners to the
                                      aerospace industry and industrial products for the
                                      plastic injection molding industry and other industrial
                                      markets and is a furnisher of telecommunication services
                                      to office buildings. Mr. Krasney is also a director of
                                      FabriCenters of America, Inc.
Irving Z. Friedman, 61                Mr. Friedman has been a director of the Company since
                                      1989. Mr. Friedman has been a certified public
                                      accountant with the firm of Krasney Polk Friedman &
                                      Fishman for more than the past five years.

        NAME, AGE AND OTHER
    POSITIONS WITH THE COMPANY                          BUSINESS EXPERIENCE
- - - - - -----------------------------------   --------------------------------------------------------
Judy Robins, 46                       Mrs. Robins has been a director of the Company since
                                      1980. Mrs. Robins has owned and operated an interior
                                      design business for more than the past five years. Mrs.
                                      Robins is the sister of Melvin and Armond Waxman. Mrs.
                                      Robins' husband is the Secretary of the Company.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during the fiscal year ended June 30, 1994 and on numerous occasions took action by unanimous written consent. The Company has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. Messrs. Melvin and Armond Waxman and Krasney serve on the Executive Committee, Messrs. Friedman and Krasney serve on the Audit Committee and the Stock Option Committee and Mrs. Robins and Messrs. Krasney and Friedman serve on the Compensation Committee. The Company does not have a nominating committee.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board of Directors, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held two meetings during fiscal 1994.

COMPENSATION COMMITTEE

     The Compensation Committee determines the salaries and bonuses of Messrs. Melvin and Armond Waxman (members of the Board of Directors who are also officers of the Company). The Compensation Committee held no meetings during fiscal 1994.

STOCK OPTION COMMITTEE

     The Stock Option Committee administers both the 1992 Non-Qualified and Incentive Stock Option Plan of the Company and the Employee Stock Purchase Plan of the Company. Although the Stock Option Committee held no meetings during fiscal 1994, on several occasions it took action by unanimous written consent.

DIRECTOR REMUNERATION

     Each director who is not an employee of the Company received a fee of $3,000 per fiscal quarter for services as a director during fiscal 1994. In addition to the foregoing compensation, in fiscal 1994, the Board of Directors adopted the 1994 Stock Option Plan for Non-Employee Directors pursuant to which each current non-employee director of the Company was granted an option to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $2.25 per share and each future non-employee director of the Company would be granted, on the date such person becomes a non-employee director of the Company, an option to purchase an aggregate of 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The effectiveness of the 1994 Stock Option Plan for Non-Employee Directors is subject to stockholder approval, as discussed below in Proposal II.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid for services rendered during fiscal 1994 to the Co-Chief Executive Officers, the four other most highly compensated executive officers of the Company and a former highly compensated executive officer of the Company in the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                  ---------------------------------------
                                       ANNUAL COMPENSATION(1)                                    PAYOUTS
                                                                           AWARDS               ---------
                                       ----------------------     -------------------------       LTIP        ALL OTHER
        NAME AND                                     BONUS($)     RESTRICTED                     PAYOUTS     COMPENSATION
   PRINCIPAL POSITION        YEAR      SALARY($)       (2)         STOCK($)      OPTIONS(#)        ($)       ($)(3)(4)(5)
- - - - - -------------------------    -----     ---------     --------     -----------    ----------     ---------    ------------
Melvin Waxman                 1994      325,000      100,000          --           300,000(6)      --           45,604
Chairman of the               1993      365,000      100,000          --           250,000(6)      --           65,293
Board and Co-Chief            1992      400,000      125,000          --                --         --               --
Executive Officer
Armond Waxman                 1994      366,923      200,000          --           300,000(6)      --           86,776
President and Co-             1993      378,942      100,000          --           250,000(6)      --           50,464
Chief Executive               1992      400,000      125,000          --                --         --               --
Officer
William R. Pray               1994      206,000       75,000          --            92,500(7)      --               --
Senior Vice                   1993      200,000       45,000          --            25,000(7)      --           14,789
President                     1992      173,000       50,000          --             7,500(7)      --               --
John S. Peters                1994      130,018       42,500          --            52,500(7)      --           12,500
Senior Vice                   1993      132,644       25,000          --            45,000(7)      --           14,137
President --                  1992      125,000       25,000          --             7,500(7)      --               --
Operations
Laurence S. Waxman            1994      151,826       65,000          --            57,500(7)      --           11,589
Senior Vice                   1993      135,000       40,000          --            50,000(7)      --           14,058
President                     1992      136,923       40,000          --             7,500(7)      --               --
Neal R. Restivo               1994      111,346       55,000          --            32,500(7)      --               --
Vice President --             1993       93,300       17,500          --            25,000(7)      --            1,100
Finance and Chief             1992       92,100       17,500          --             2,500(7)      --               --
Financial Officer
Jerome C. Jacques (8)         1994      260,769           --          --                --         --            1,472
Former Senior Vice            1993      192,067       45,000          --            50,000         --           16,175
President --                  1992      200,000       50,000          --            12,500         --               --
Finance and Chief
Financial Officer

- - - - - ---------------

(1) Certain executive officers received compensation in fiscal 1992, 1993 and 1994 in the form of perquisites, the amount of which does not exceed reporting thresholds.

(2) Messrs. Pray, Peters, Laurence Waxman, Restivo and Jacques received their bonuses under the Company's Profit Incentive Plan.

(3) In accordance with the transitional provisions applicable to the rules of the Securities and Exchange Commission, disclosure of All Other Compensation is not required for 1992.

(4) For fiscal 1993, includes Company contributions to the Company's Profit-Sharing Retirement Plan and premiums on split-dollar life insurance policies. Profit Sharing Plan contributions were as follows: $2,289 each for Messrs. Melvin and Armond Waxman and Mr. Pray, $1,637 for Mr. Peters, $1,558 for Laurence Waxman, $1,100 for Mr. Restivo and $2,289 for Mr. Jacques. Premiums on split-dollar life insurance policies were as follows: $63,004 for Melvin Waxman, $48,175 for Armond Waxman, $12,500 each for Messrs. Pray, Peters and Laurence Waxman and $13,886 for Mr. Jacques.

(5) For fiscal 1994, amounts represent premiums on split-dollar life insurance policies.

(6) During May 1994, Messrs. Melvin and Armond Waxman agreed to relinquish all of their existing stock options in exchange for the grant of a like number of new options. The grant of options exercisable to acquire 100,000 of the 300,000 shares of Common Stock subject to the options awarded to each of Messrs. Armond and Melvin Waxman is subject to, and the relinquishment of a corresponding number of existing stock options will be effective upon, stockholder approval of the 1992 Plan Amendment.

(7) During May 1994, Messrs. Pray, Peters, Laurence Waxman and Restivo relinquished all of their existing stock options in exchange for the grant of a like number of new options. Mr. Pray's total number of options for fiscal 1994 includes options to acquire 25,000 shares which were granted and subsequently relinquished during fiscal 1994.

(8) Includes certain amounts paid to Mr. Jacques in connection with the termination of his employment in November 1993.

EMPLOYMENT AGREEMENTS

     Mr. Peters entered into an employment agreement with the Company which became effective as of January 1, 1992 and terminates on December 31, 1995. Pursuant to such employment agreement, Mr. Peters is to serve as Senior Vice President, Operations of the Company, and is also to serve in such substitute or further offices or positions with the Company or any subsidiary or affiliate of the Company as shall, from time to time, be assigned by the Board of Directors of the Company. Mr. Peters' employment agreement provides for a minimum annual salary of $125,000, which salary will be reviewed annually by the Company. Increases in salary and the granting of bonuses to Mr. Peters will be determined by the Company, in its sole discretion, based on such individual's performance and contributions to the success of the Company, his responsibilities and duties and the salaries of other senior executives of the Company. The employment agreement provides that upon termination of employment for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Peters will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Peters from competing with the Company during the term of the agreement and for two years following the termination thereof.

     Mr. Pray has an employment agreement with Barnett and the Company which became effective as of July 1, 1990 and which terminates on June 30, 2000. Pursuant to this employment agreement, Mr. Pray is to serve as President of Barnett and provide services to Barnett in such managerial areas as Mr. Pray served in the past and such additional duties as shall be assigned to Mr. Pray by the Co-Chief Executive Officers of the Company. Mr. Pray's employment agreement provides for a minimum annual salary of $165,000 for the first year of the employment agreement and provides that for each year thereafter the minimum annual salary will be increased by eight percent of the prior year's salary or any salary amount separately agreed to in writing by Mr. Pray, Barnett and the Company. Mr. Pray is also eligible to receive additional discretionary bonuses as may from time to time be determined in the sole discretion of the Board of Directors of the Company. The employment agreement provides that upon termination of employment for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Pray will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Pray from competing with the Company during the term of the agreement and for two years following the termination thereof.

     Mr. Laurence Waxman entered into an employment agreement with Waxman Consumer Products Group Inc., a wholly owned subsidiary of the Company ("Consumer Products"), which became effective as of November 1, 1994 and terminates on October 31, 1999. Pursuant to such employment agreement, Mr. Laurence Waxman is to serve as President of Consumer Products, and is also to serve in such further offices or positions with Consumer Products or any subsidiary or affiliate of Consumer Products as shall, from time to time, be assigned by the Board of Directors of Consumer Products. Mr. Laurence Waxman's employment agreement provides for an annual salary of $200,000 for the first year of the employment agreement and provides that for each year thereafter the annual salary will be increased by six percent of the prior year's salary. Additional increases in salary and the granting of bonuses to Mr. Laurence

Waxman will be determined by Consumer Products, in its sole discretion, based on such individual's performance and contributions to the success of Consumer Products, his responsibilities and duties and the salaries of other senior executives of Consumer Products. The employment agreement provides that upon termination of employment by Mr. Laurence Waxman for good reason (as defined therein) or by the Company for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Laurence Waxman will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Laurence Waxman from competing with the Company or Consumer Products during the term of the agreement and for two years following the termination thereof.

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options made by the Company during fiscal 1994 to each of the executive officers named in the Summary Compensation Table:

               OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR                       POTENTIAL REALIZABLE
                           INDIVIDUAL GRANTS
- - - - - -----------------------------------------------------------------------         VALUE AT ASSUMED
                                   % OF TOTAL                                ANNUAL RATES OF STOCK
                                    OPTIONS                                  PRICE APPRECIATION FOR
                       OPTIONS     GRANTED TO     EXERCISE                       OPTION TERM(2)
                       GRANTED    EMPLOYEES IN     PRICE      EXPIRATION     ----------------------
         NAME            (#)      FISCAL YEAR      ($/SH)       DATE          5% ($)       10% ($)
- - - - - ------------------------------    ------------    --------    ---------      ---------    ---------
Melvin Waxman          300,000(3)     24.0          2.25      May 2004         424,575    1,075,950
Armond Waxman          300,000(3)     24.0          2.25      May 2004         424,575    1,075,950
William R. Pray        67,500          5.4          2.25      May 2004          95,529      242,089
                       25,000          2.0          3.88      July 2003(5)      61,013      154,618
John S. Peters         52,500          4.2          2.25      May 2004          74,301      188,291
Laurence S. Waxman     57,500          4.6          2.25      May 2004          81,377      206,244
Neal R. Restivo        32,500          2.6          2.25      May 2004          45,996      116,561
Jerome C. Jacques(4)       --           --            --         --                 --           --

- - - - - ---------------

(1) There were no SARs granted to any of the executive officers named in this table in fiscal 1994.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1994 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes, and these rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer.

(3) The grant of options exercisable to acquire 100,000 of the 300,000 shares of Common Stock subject to the options awarded to each of Messrs. Armond and Melvin Waxman is subject to, and the relinquishment of a corresponding number of existing stock options will be effective upon, stockholder approval of the 1992 Plan Amendment.

(4) Mr. Jacques' employment with the Company terminated in November 1993.

(5) The grant of options to acquire 25,000 shares of Common Stock to Mr. Pray was made in July 1993. Mr. Pray subsequently relinquished these options in May 1994 in exchange for the grant of a like number of new options.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth the information noted for all exercises of stock options and SARs during fiscal 1994 by each of the executive officers named in the Summary Compensation Table:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF UNEXERCISED
                               SHARES                                  OPTIONS              VALUE OF UNEXERCISED
                             ACQUIRED ON         VALUE          AT FISCAL YEAR-END(#)       IN-THE-MONEY OPTIONS
          NAME               EXERCISE(#)      REALIZED($)     EXERCISABLE/UNEXERCISABLE     AT FISCAL YEAR-END($)
- - - - - ------------------------    -------------    -------------    --------------------------    ---------------------
Melvin Waxman                    --               --                 0/300,000(1)                    --
Armond Waxman                    --               --                 0/300,000(1)                    --
William R. Pray                  --               --                   0/67,500                      --
John S. Peters                   --               --                   0/52,500                      --
Laurence S. Waxman               --               --                   0/57,500                      --
Neal R. Restivo                  --               --                   0/32,500                      --
Jerome C. Jacques(2)             --               --                      --                         --

- - - - - ---------------

(1) The grant of options exercisable to acquire 100,000 of the 300,000 shares of Common Stock subject to the options awarded to each of Messrs. Armond and Melvin Waxman is subject to, and the relinquishment of a corresponding number of existing stock options will be effective upon, stockholder approval of the 1992 Plan Amendment.

(2) Mr. Jacques' employment with the Company terminated in November 1993.

SAR REPRICINGS

     The following table sets forth the information noted for all repricings of stock options and SARs held by any executive officers of the Company over the last ten fiscal years:

                                          TEN-YEAR OPTION/SAR REPRICINGS
                                                   MARKET PRICE                         NEW           LENGTH OF
                                    NUMBER OF       OF STOCK AT     EXERCISE PRICE    EXERCISE     ORIGINAL OPTION
                                     OPTIONS          TIME OF         AT TIME OF       PRICE      TERM REMAINING AT
         NAME             DATE     REPRICED (#)    REPRICING ($)    REPRICING ($)       ($)       DATE OF REPRICING
- - - - - ----------------------  --------   ------------    -------------    --------------    --------    -----------------
Melvin Waxman           5/11/90        50,000           6.00             8.38           6.00            54 mths
Chairman of the         5/25/94        50,000           2.00             6.00           2.25             6 mths
Board and Co-Chief      5/25/94       100,000           2.00             5.00           2.25            40 mths
Executive Officer       5/25/94       150,000           2.00             4.25           2.25           105 mths
Armond Waxman           5/11/90        50,000           6.00             8.38           6.00            54 mths
President and Co-       5/25/94        50,000           2.00             6.00           2.25             6 mths
Chief Executive         5/25/94       100,000           2.00             5.00           2.25            40 mths
Officer                 5/25/94       150,000           2.00             4.25           2.25           105 mths
William R. Pray         5/11/90         7,500           6.00             8.50           6.00            40 mths
Senior Vice             5/25/94        10,000           2.00             5.25           2.25            24 mths
President               5/25/94         7,500           2.00             4.75           2.25            21 mths
                        5/25/94        25,000           2.00             5.00           2.25            40 mths
                        5/25/94        25,000           2.00             3.88           2.25           110 mths
John S. Peters          5/11/90         7,500           6.00             8.50           6.00            40 mths
Senior Vice             5/25/94         7,500           2.00             4.75           2.25            21 mths
President--             5/25/94        20,000           2.00             5.00           2.25            40 mths
Operations              5/25/94        25,000           2.00             4.25           2.25           105 mths
Laurence S. Waxman      5/11/90         7,500           6.00             8.50           6.00            40 mths
Senior Vice             5/25/94         7,500           2.00             4.75           2.25            21 mths
President               5/25/94        25,000           2.00             5.00           2.25            40 mths
                        5/25/94        25,000           2.00             4.25           2.25           105 mths
Neal R. Restivo         5/11/90         5,000           6.00             9.44           6.00            58 mths
Vice President--        5/25/94         2,500           2.00             4.94           2.25            30 mths
Finance and Chief       5/25/94        15,000           2.00             5.00           2.25            40 mths
Financial Officer       5/25/94        10,000           2.00             4.25           2.25           105 mths
Jerome C. Jacques       5/11/90        15,000           6.00             8.50           6.00            40 mths
Former Senior Vice      5/11/90        15,000           6.00             8.19           6.00            51 mths
President--Finance and
  Chief Financial
Officer

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Company's Co-Chief Executive Officers. The Committee is composed solely of non-employee directors who are not eligible to participate in any of the executive compensation programs of the Company. The proxy rules require the Committee to disclose the Committee's bases for compensation of executive officers and for compensation reported for Melvin and Armond Waxman, the Co-Chief Executive Officers of the Company, and to discuss the relationship between the Company's performance during fiscal 1994 and compensation.

     The Company's compensation policy reflects its belief that the compensation of its senior executive officers should provide total compensation reasonably comparable and competitive to that offered by similarly situated companies and to align the interests of its executive officers with the long term interests of the Company's stockholders with the award of stock options. The object of these awards is to reinforce and advance the long-term interest of the Company and its stockholders. These awards provide rewards to executives upon the creation of incremental stockholder value and have the potential of providing significant benefit to the executives without burdening the Company's cash resources. Stock options only produce value to executives as the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders.

     Cash compensation of the Co-Chief Executive Officers is established by the Committee. Grants of stock options for all executive officers and employees, including the Co-Chief Executive Officers, are awarded by the Company's Stock Option Committee. Both members of the Stock Option Committee are also members of the Compensation Committee.

     While competitive practices are taken into account in determining cash compensation, the Committee believes that the most important considerations in setting annual compensation are individual merit, the Company's financial performance and achievement of strategic objectives approved by the Board of Directors. The Committee does not apply any specific quantitative formula in making compensation decisions. The Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors such as contributions of executive officers to the achievement of the Company's strategic goals in a volatile business environment, the managerial effectiveness and teamwork of individual executive officers and the implementation of policies and measures that will benefit the Company's long-term performance.

     The compensation of the Company's Co-Chief Executive Officers has been designed to provide them with a fair salary and to reward them for their efforts towards enhancing the long-term performance of the Company and ultimately increasing stockholder value. During fiscal 1994, the Stock Option Committee granted each of Messrs. Waxman options to purchase shares of the Company's Common Stock under the Company's 1992 Non-Qualified and Incentive Stock Option Plan. In addition, the Committee approved the base salary and cash bonuses that were paid to each of them. These stock option grants, salary and bonuses were approved by the Committees in order to compensate Messrs. Waxman for their continuing efforts to reduce the Company's high degree of leverage and position the Company for a return to profitability.

     In setting each of Messrs. Waxmans' compensation for fiscal 1994, the Committee considered Messrs. Waxmans' successful efforts in the fall of 1993 in navigating the Company through negotiations with its public debt holders to eliminate the defaults under, and modify the provisions of, the indentures governing the Company's public debt, and with successfully completing in the Spring of 1994 a complex financial restructuring in a very difficult capital environment. The financial restructuring furthered the Company's strategy of capitalizing on the growth prospects for Barnett and Consumer Products. The financial restructuring was an important element of this strategy because it lowered the Company's cash interest expense, permitting the Company to reinvest a greater portion of its cash flow in its domestic businesses; stabilized the Company's capital structure by, among other things, eliminating the impact of the adverse operating results of the Company's discontinued Canadian operations on the Company's domestic operations; and generally provided the Company with greater operating and financial flexibility. Although the Company's capital structure remains highly leveraged, the Committee believes that each of Messrs. Armond and Melvin Waxman demonstrated a high level of leadership and responsibility for planning and executing the financial and corporate restructuring, which was a substantial and vitally necessary step toward creating value for the Company's stockholders.

     The Committee does not establish the cash compensation levels for the Company's other executive officers. The Board has delegated to the Co-Chief Executive Officers the responsibility for establishing the salaries and bonuses payable to those individuals. However, the grants of stock options and other equity-based compensation are the responsibility of the Stock Option Committee. As a result, the members of the Committee are able to review and have input into the overall levels of compensation provided to executive officers and, in their role as Board members, are in a position to review the performances of those individuals with the Co-Chief Executive Officers.

     As it does with respect to the Co-Chief Executive Officers, the Committee supports the principle that stock ownership by the Company's executive officers, encouraged by equity based compensation plans, aligns the interests of the senior executive officers with the stockholders of the Company. By using equity-based compensation over a period of time, the executive officers of the Company will strengthen their identification with the stockholders of the Company and make increasing stockholder value an important focus for the Company's management group.

     On May 25, the Stock Option Committee authorized and approved the repricing of all stock options previously granted (the "Prior Options") pursuant to the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") such that each holder of Prior Options would receive, in exchange for their Prior Options, options to purchase the number of shares of Common Stock equal to the number of shares of Common Stock they were entitled to purchase pursuant to their Prior Options at an exercise price of $2.25 per share. In light of the significant financial restructuring consummated by the Company in May 1994, and the disposition of Ideal, resulting in a substantial downsizing of the Company, the Stock Option Committee determined that the repricing of Prior Options to more accurately reflect current market values was advisable and in the best interests of the Company because it would better incentivize the Company's employees. The Stock Option Committee noted, in making such determination, that all Prior Options were at exercise prices substantially higher than the market price for the Common Stock and that no employee of the Company had ever exercised any stock options under the 1992 Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, generally disallows a tax deduction for compensation paid or accrued in excess of $1 million with respect to the chief executive officer and each of the four most highly compensated employees of a publicly held corporation. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The 1992 Plan complies and the Non-Employee Directors Plan, if approved by the stockholders, will comply with these requirements. The Compensation Committee does not believe that the cash compensation to be paid to the Co-Chief Executive Officers or such other highly paid executive officers will exceed the deduction limit of Section 162(m).
                                            MEMBERS OF THE COMMITTEE:

                                            Samuel J. Krasney
                                            Irving Z. Friedman
                                            Judy Robins

     The forgoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Building Materials Index for the period of five fiscal years commencing with fiscal 1990. The graph assumes $100 invested on July 1, 1989 in the Company and each of the other indices.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                            1989       1990      1991       1992       1993       1994
- - - - - ----------------------------------------------------------------------------------------
WAXMAN INDUSTRIES          100.00      85.14      52.23      62.06      47.48      29.89
- - - - - ----------------------------------------------------------------------------------------
S & P 500                  100.00     116.49     125.10     141.88     161.22     162.84
- - - - - ----------------------------------------------------------------------------------------
S&P BUILDING MATERIALS     100.00      86.46      91.14     104.16     126.88     116.04
- - - - - ----------------------------------------------------------------------------------------

          * Total Return Assumes Reinvestment of Dividends

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mrs. Judy Robins, a member of the Compensation Committee, owns a 13% equity interest in Aurora Investment Company ("Aurora"). All of the other equity interests in Aurora are owned by Melvin Waxman (34%), Armond Waxman (34%) and members of their and Mrs. Robins' families (19%). Armond and Melvin Waxman are brothers and Judy Robins is their sister. The Company, pursuant to a lease dated June 30, 1992, which expires on June 30, 2002 (with an option to renew for one additional term of five years), leases its office and warehouse facility located at 24455 Aurora Road, Bedford Heights, Ohio, from Aurora. The annual rent on the facility, consisting of approximately 125,000 square feet of space, is $314,150, which management believes is competitive with other rates in the area.

                                      II.

                    APPROVAL OF THE WAXMAN INDUSTRIES, INC.
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors of the Company adopted the Waxman Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") on May 25, 1994, subject to stockholder approval within 12 months after such date. The Non-Employee Directors Plan will be administered by a committee of the Board of Directors consisting of at least two directors, as appointed by the Board of Directors. The purpose of the Non-Employee Directors Plan is to assist the Company in attracting, retaining and motivating non-employee directors by providing for, or increasing, the proprietary interests of such non-employee directors in the Company.

     The following is a brief description of the material features of the Non-Employee Directors Plan; such description is qualified in its entirety by reference to the full text of the Non-Employee Directors Plan itself, as set forth in Exhibit A to this Proxy Statement.

1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     (a) Shares Subject to the Non-Employee Directors Plan. Up to an aggregate of 250,000 shares of Common Stock may be issued pursuant to stock options awarded under the Non-Employer Directors Plan. Shares which are not issued prior to expiration or termination of an award may thereafter be available for future awards under the Non-Employee Directors Plan and will not be deemed to increase the aggregate number of shares available thereunder. The Non-Employee Directors Plan provides for appropriate adjustment of shares available thereunder and of shares subject to outstanding awards in the event of any changes in the outstanding Common Stock by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction.

     (b) Stock Options. Under the Non-Employee Directors Plan, non-qualified stock options excisable to purchase 20,000 shares of Common Stock were granted, subject to stockholder approval, to existing non-employee directors of the Company on the date of adoption of such plan by the Board of Directors, May 25, 1994, and non-qualified stock options excisable to purchase 20,000 shares of Common Stock automatically shall be granted to newly elected or appointed non-employee directors of the Company. The purchase price of the shares of Common Stock subject to such stock options equals the fair market value of such shares on the date of grant, as determined in accordance with the Non-Employee Directors Plan. Stock options awarded under the Non-Employee Directors Plan are exercisable in increments of one-quarter of the total award per year beginning on the first anniversary of the date of grant, such that the entire award is exercisable after four years from the date of grant. No stock option may be granted under the Non-Employee Directors Plan after ten years. The stock options are nontransferable during the life of the holder.

VOTE REQUIRED FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS PLAN

     Approval of the Non-Employee Directors Plan requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the Non-Employee Directors Plan.

                                      III.

               APPROVAL OF AN AMENDMENT TO THE 1992 INCENTIVE AND
                        NON-QUALIFIED STOCK OPTION PLAN

1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

     The Board of Directors and stockholders of the Company adopted the Waxman Industries, Inc. 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") and have authorized the issuance of stock options covering up to 1,100,000 shares of Common Stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilative events). Stock options may be granted under the 1992 Plan to any employees (including officers who may also be directors) of the Company and its subsidiaries, as selected by the Committee appointed by the Board of Directors to administer the 1992
Plan -- Stock Option Committee. Stock options granted to employees may either be incentive stock options (as defined in the Internal Revenue Code of 1986, as amended) or nonqualified stock options. The purchase price of the shares of Common Stock subject to a stock option may not be less than the fair market value of the Common Stock on the date of grant in the case of incentive stock options or nonqualified stock options. The terms of each stock option and the increments in which it is exercisable are determined by the Stock Option Committee, which currently consists of Messrs. Krasney and Friedman, provided that no stock option may be exercised after ten years from the date of grant (and in the case of incentive stock options consistent with the Internal Revenue Code of 1986). No stock option may be granted under the 1992 Plan after ten years. The stock options are nontransferable during the life of the holders.

AMENDMENT TO THE 1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

     As of June 30, 1994, 1,193,950 shares of Common Stock are subject to issuance pursuant to awards granted under the Plan, including 200,000 shares which have been granted subject to stockholder approval of this proposed amendment. The Stock Option Committee believes that the authorization of additional shares under the 1992 Plan will substantially assist the Company in continuing to attract and retain the best possible employees.

     Accordingly, on May 25, 1994, the Stock Option Committee approved an amendment (the "1992 Plan Amendment") to the 1992 Plan which would increase the aggregate number of shares of Common Stock available for issuance under the 1992 Plan from 1,100,000 shares to 1,500,000 shares and recommended that such amendment be presented to the stockholders for approval. This increased number of shares of Common Stock subject to the 1992 Plan would constitute approximately 9% of the outstanding shares of Common Stock, on a fully diluted basis. The Stock Option Committee believes that in light of the limited number of shares of Common Stock which the Company has available for new awards under the Plan, the 1992 Plan Amendment will assist the Company in attracting, retaining and motivating its key employees by providing for or increasing the proprietary interests of such employees in the Company.

     In addition, in order to comply with certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, the 1992 Plan Amendment will limit the aggregate number of shares of Common Stock that may be subject to options awarded to any participant pursuant to the 1992 Plan to 750,000 shares.

VOTE REQUIRED FOR APPROVAL OF THE 1992 PLAN AMENDMENT

     Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the 1992 Plan Amendment.

                                      IV.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, the stockholders of the Company will be called upon to ratify the appointment of the independent public accountants of the Company.

     The Company's financial statements for the fiscal year ended June 30, 1994 have been examined by the firm of Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP have been the independent certified public accountants of the Company since 1982. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP, Cleveland, Ohio, as independent public accountants of the Company.

                                 ANNUAL REPORT

     The Annual Report and Form 10-K of the Company for the fiscal year ended June 30, 1994 (without exhibits) is being furnished simultaneously herewith. The Annual Report and Form 10-K is not to be considered a part of this Proxy Statement. The Company will furnish a copy of any exhibit to the Annual Report and Form 10-K, as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to the Chief Financial Officer, Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146.

               STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

     The Company intends to hold its 1995 annual meeting of stockholders in November or December 1995. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 24460 Aurora Road, Bedford Heights, Ohio 44146, by July 5, 1995.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock or Class B Common Stock in their names to solicit proxies from the beneficial owners thereof and will pay the standard charges and expenses associated therewith.

                                 OTHER MATTERS

     The Board of Directors and management know of no other matters to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the best judgment of the person or persons voting the proxies.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN AND FOR PROPOSALS II, III AND IV.

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                            By Order of the Board of Directors

                                            KENNETH ROBINS, Secretary

November 1, 1994

                                                                       EXHIBIT A

                            WAXMAN INDUSTRIES, INC.

                             1994 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1. NAME.

     The name of this plan is the Waxman Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors.

2. PURPOSE.

     The purpose of the Plan is to enable the Company to secure non-employee persons of requisite experience and ability to serve on the Board, to motivate Non-Employee Directors to exert their best efforts on behalf of the Company, thus enhancing the value of the Company for the benefit of the Company's stockholders.

3. DEFINITIONS.

     For the purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Award" means a grant of options to a Participant pursuant to Section 8 of the Plan.

     (b) "Award Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the grant of options.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

          (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred if prior to the acquisition of such thirty percent (30%) of the combined voting power of the Company's then outstanding securities, a majority of the Continuing Directors approve such acquisition; or

          (ii) if there shall cease to be a majority of the Board comprised of Continuing Directors; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company or all or substantially all the Company's assets.

     Notwithstanding anything in this Section 3 to the contrary, an event or occurrence (or a series of events or occurrences) which would otherwise constitute a Change in Control under the foregoing shall not constitute a Change in Control for purposes of this Plan if the Board, by majority vote, determines that a Change in Control does not result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. Further, an event or occurrence (or a series of events or occurrences) which would not otherwise constitute a Change in Control under the foregoing shall be deemed to constitute a Change in Control for purposes of this Plan if the Board, by majority vote, determines that a Change in Control does result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. A determination by directors under the provisions of this paragraph shall be made solely for purposes of this Plan and shall not directly or indirectly affect any determination or analysis of whether a change in control results for any other purpose. Any determination made with respect to whether a change in control results for purposes of any other plan or agreement of the Company shall have no effect for purposes of this Plan.

     (e) "Chairman" means the individual appointed by the Committee to serve as the chairman of the Committee.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the Committee established pursuant to Section 4 of the Plan.

     (h) "Common Stock" means the $.01 par value common stock of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

     (i) "Company" means Waxman Industries, Inc.

     (j) "Continuing Directors" means individuals who at the beginning of any period of two (2) consecutive years constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved.

     (k) "Directors" means the members of the Board.

     (l) "Effective Date" means the date on which the Plan is approved by the stockholders of the Company, as provided in Section 5(a) hereof.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     (n) "Fair Market Value" means, with respect to the Shares, the closing price for the Shares on the New York State Exchange (the "NYSE") on the last day prior to the date on which the value is to be determined (or if there was no trading reported, the next preceding day on which there was trading reported).

     (o) "Non-Employee Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board and (ii) is not an employee of the Company on the date of the grant of an option.

     (p) "NSO" means an option that does not meet the requirements of Section 422(b) of the Code, which provides the right to purchase a Share at a price and for Term fixed in accordance with the Plan, and subject to such other limitations and restrictions imposed by the Plan.

     (q) "Participant" means a Non-Employee Director who has been granted an NSO under the Plan (or in the event of the death or disability of a Non-Employee Director, the estate or personal representative of the Non-Employee Director).

     (r) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (s) "Plan" means this Waxman Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors.

     (t) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule or regulation thereto. Accordingly, all references in the Plan to a specific paragraph of Rule 16b-3 shall be deemed to be references to such paragraph or to the applicable successor or replacement paragraph thereto.

     (u) "Share" or "Shares" means a share or shares of Common Stock, adjusted in accordance with Section 9(b) hereof, as applicable.

     (v) "Term" means the period during which a particular Award may be exercised.

4. ADMINISTRATION.

     (a) Generally.

     The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any NSO shall be within the sole and absolute discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon the Company, any Participant, any holder or beneficiary of any NSO and any stockholder of the Company.

     (b) Composition of the Committee.

     The members of the Committee shall be appointed by the Board and shall consist of no less than two members of the Board who are "disinterested persons" as such term is used in Rule 16b-3. The Committee may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

     (c) Actions by the Committee.

     The Committee shall hold meetings at such times and places as it may determine. The Committee shall appoint one of its members as Chairman. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (d) Powers of the Committee.

     Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to administer the Plan in its sole and absolute discretion. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the foregoing, any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant.

     (e) Reliance and Indemnification of Committee Members.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or the Committee with respect to the Plan, or NSO made thereunder, and all members of the Committee and the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     (f) NSO Accounts.

     The Committee shall maintain or cause to be maintained a journal or other record in which a separate account for each Participant shall be established. Whenever NSOs are granted to or exercised by a Participant, the Participant's account shall reflect such grant or exercise and the Participant's account shall be appropriately adjusted in the event of any change in capitalization or transaction pursuant to Section 9 hereof.

5. APPROVAL OF THE PLAN; TERM OF THE PLAN.

     (a) Approval of Plan by Stockholders; Effective Date of the Plan.

     The Plan was adopted by the Board on May 25, 1994. The Plan will be submitted for the approval of the Company's stockholders within 12 months after such date. The date of such stockholder approval is the "Effective Date". Awards may be granted prior to such stockholder approval; provided, however, that such Awards shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said 12 month period, all Awards previously granted under the Plan shall thereupon be cancelled and become null and void.

     (b) Term of Plan.

     No NSO shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but NSOs theretofore granted may be extended beyond that date and the Committee shall have the authority to amend, alter, adjust, suspend, discontinue, or terminate any such NSO or to waive any conditions or rights under any such NSO, and to amend the Plan, beyond that date.

6. SHARES SUBJECT TO THE PLAN.

     (a) Limitation on Number of Shares.

     The maximum aggregate number of Shares which may be subject to NSOs granted to Participants pursuant to the Plan shall be 250,000. The limitation on the number of Shares which may be subject to NSOs under the Plan shall be subject to adjustment as provided in Section 9 hereof. If any NSO granted under the Plan expires or is terminated for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such NSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding NSOs.

     (b) Accounting for NSOs.

     For purposes of this Section 6, the number of Shares covered by an NSO, or to which an NSO relates, shall be counted on the date of grant of such NSO against the aggregate number of Shares available for granting NSOs under the Plan. Any Shares that are delivered by the Company pursuant to any NSO, and any NSOs that are granted by, or become obligations of, the Company, through the assumption by the Company, or in substitution for, outstanding options previously granted by an acquired company shall be counted against the Shares available for granting NSOs under the Plan.

7. SOURCE OF SHARES ISSUED UNDER THE PLAN.

     Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.

8. NON-QUALIFIED STOCK OPTIONS.

     (a) Grant of NSOs.

          (i) Each person who was a Non-Employee Director on the date of the Plan's adoption by the Board shall automatically be granted NSOs to purchase twenty thousand (20,000) shares of Common Stock, subject to all the provisions of the Plan.

          (ii) Each person who is either elected or appointed a Non-Employee Director, and who has not previously received a grant of NSO's pursuant to clause (i) above, shall automatically be granted NSOs to purchase twenty thousand (20,000) shares of Common Stock, on the date of their appointment or election, subject to the provisions of the Plan.

     (b) Exercise Price.

     The price at which each Share covered by a NSO may be purchased pursuant to this Plan shall be the Fair Market Value of a Share on the date of the NSO grant.

     (c) Terms and Conditions.

     All NSOs granted pursuant to the Plan shall be evidenced by an Award Agreement, approved as to form by the Committee, which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section 8, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the Plan:

          (i) after one year from the date of the Award, it may be exercised as to not more than one-quarter (1/4) of the NSOs granted under the Award.

          (ii) after two years from the date of the Award, it may be exercised as to not more than an aggregate of two-quarters (2/4) of the NSOs granted under the Award.

          (iii) after three years from the date of the Award, it may be exercised as to not more than an aggregate of three-quarters (3/4) of the NSOs granted under the Award.

          (iv) after four years from the date of the Award, it may be exercised as to any part or all of the NSOs granted under the Award.

          (v) the failure of a NSO to vest for any reason whatsoever shall cause the NSO to expire and be of no further force or effect;

          (vi) unless terminated earlier pursuant to Section 8(e) hereof, the term of each NSO shall in no event be more than ten (10) years from the date of the grant;

          (vii) NSOs shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and shall be exercised during the lifetime of the Participant only by the Participant; provided, however, that if so determined by the Committee, a Participant, in the manner established by the Committee, may designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any NSO, upon the death or permanent disability of the Participant;

          (viii) except as provided in clause (iv) above, no NSO or interest therein may be transferred, assigned, pledged or hypothecated by the holder during the holder's lifetime whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (d) Exercise.

          (i) Notice of Exercise. A Participant entitled to exercise a NSO may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the NSO is being exercised. Except as provided in Section 8(d)(ii) below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (and subject to the requirements of Rule 16b-3), in Shares valued at Fair Market Value at the time of exercise or, with the Committee's approval, a combination thereof. No Shares shall be issued upon exercise of a NSO until full payment has been made therefor. All notices, payments or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

          (ii) Cashless Exercise Procedures. The Committee, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise a NSO or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

     (e) Termination of NSOs.

     NSOs granted under the Plan shall be subject to the following events of termination:

          (i) in the event a Participant is removed from the Board (other than as a result of death or disability), all unexercised NSOs held by such Participant on the date of such removal (whether or not vested) will expire immediately; and

          (ii) in the event a Participant is no longer a member of the Board, other than by reason of removal (other than as a result of death or disability), all unexercised NSOs held by such Participant at the time the Participant is no longer a member of the Board shall terminate, provided, however, that the Award may be exercised by the Participant (to the extent that he or she shall have been entitled to do so at the time he or she ceased to be a Director) at any time within six (6) months after such Participant ceased to be a Director, but not beyond the original term thereof.

     (f) Share Certificates.

     All certificates for Shares delivered under the Plan pursuant to any NSO or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (g) Stockholder Approval.

     Notwithstanding anything to the contrary contained herein (i) no Award shall be exercisable prior to the time when the Plan is approved by the stockholders as provided for in Section 5(a) herein and (ii) if such approval is not obtained as provided for in Section 5(a) herein, all Awards previously granted under the Plan shall thereupon be cancelled and become null and void.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or noncash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, which adjustment may, but need not, include payment to the holder of a NSO, in cash or in Shares, in an amount equal to the difference between the then current Fair Market Value of the Shares subject to such Award, as equitably determined by the Committee, and the option price or of such NSO, as the case may be. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

10. TERMINATION OF AWARDS UPON CHANGE IN CONTROL.

     Notwithstanding anything to the contrary, in the case of a Change in Control, each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such Change in Control, but, in the event of any such termination the Award holder shall have the right, commencing at least five (5) days prior to the Change in Control and subject to any other limitation on the exercise of such Award in effect on the date of exercise to immediately exercise any NSOs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised.

11. AMENDMENT AND TERMINATION.

     (a) Modifications to the Plan.

     The Committee, insofar as permitted by law, may from time to time, with respect to any Shares at the time not subject to NSOs, suspend, discontinue or terminate the Plan or revise, alter or amend the Plan in any respect whatsoever.

     (b) Rights of Participant.

     No amendment, suspension or termination of the Plan that would adversely affect the right of any Participant with respect to a NSO previously granted under the Plan will be effective without the written consent of the affected Participant.

     (c) Correction of Defects, Omissions and Inconsistencies.

     The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any NSO in the manner and to the extent it shall deem desirable to carry the Plan into effect.

12. MISCELLANEOUS.

     (a) Stockholders' Rights.

     No Participant and no beneficiary or other person claiming under or though such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant's having been granted a NSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any NSO except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise.

     (b) Other Compensation Arrangements.

     Nothing contained in the Plan shall prevent the Committee from adopting other compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

     (c) Treatment of Proceeds.

     Proceeds realized from the exercise of NSOs under the Plan constitute general funds of the Company.

     (d) Withholding.

     The Company shall be authorized to withhold from any NSO granted or any payment due or transfer made under any NSO or under the Plan the amount of withholding taxes due in respect of a NSO, its exercise, or any payment or transfer under such NSO or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Upon the exercise of a NSO, the Participant receiving Shares pursuant thereto may be required to pay the Company the amount of any such withholding taxes which is required to be withheld with respect to such Shares.

     (e) Cost of the Plan.

     The costs and expenses of administering the Plan shall be borne by the Company.

     (f) No Right to Continue as Director.

     Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Committee or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

     (g) Severability.

     The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     (h) Binding Effect of Plan.

     The Plan shall inure to the benefit of the Company, its successors and assigns.

     (i) Governing Law.

     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without regard to any principles of conflicts of law, and applicable Federal law.

     (j) No Waiver of Breach.

     No waiver by any Person at any time or any breach by another Person of, or compliance with, any condition or provision of the Plan to be performed by such other Person shall be deemed a waiver of the same, any similar or any dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (k) No Trust or Fund Created.

     Neither the Plan nor any NSO shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an NSO, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (l) Headings.

     The headings contained herein are for references purposes only and shall not affect in any way the meaning or interpretation of this Plan.

                                  WAXMAN INDUSTRIES, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      P               ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 1, 1994

      R         The undersigned appoints each of Melvin Waxman, Armond Waxman and Neal R. Restivo, each with the power to appoint his
      O substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares
      X of Common Stock and Class B Common Stock of Waxman Industries, Inc. held of record by the undersigned on October 27, 1994, at the Annual
      Y Meeting of Stockholders of Waxman Industries, Inc. to be held on December 1, 1994.
            1. Election of Directors

                        FOR all nominees listed below (except                  WITHHOLD AUTHORITY
                        as marked to the contrary below)      / /              to vote for all nominees      / /

                Melvin Waxman, Armond Waxman, Irving Z. Friedman, Samuel J. Krasney, Judy Robins

               (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
            --------------------------------------------------------------------

            2. Approval of the Waxman Industries, Inc. 1994 Stock Option Plan
               for Non-Employee Directors.
                / / FOR APPROVAL        / / AGAINST APPROVAL        / / ABSTAIN

            3. Approval of an amendment to the Waxman Industries, Inc. 1992
               Incentive and Non-Qualified Stock Option Plan increasing the number of Common Shares subject to the Plan from 1,100,000 shares to 1,500,000 shares.
                / / FOR APPROVAL        / / AGAINST APPROVAL        / / ABSTAIN

                                    (Continued and to be signed on reverse side)


            (Continued from other side)

            4. Ratification of the appointment of Arthur Andersen LLP as independent public accountants.
                / / FOR APPROVAL        / / AGAINST APPROVAL        / / ABSTAIN

            5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND IN FAVOR OF PROPOSALS II, III AND IV.

            Please sign exactly as name appears below. When shares are held by -----------------------------------------joint tenants, both must sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such. If a
                                                     corporation, please sign in
                                                     full corporate name by the
                                                     president or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by any
                                                     authorized person.
                                                     DATED:               , 1994
                                                           --------------

                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                     Signature, if held jointly
              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                                     ENCLOSED ENVELOPE.

                                   Proxy Card